Exhibit 99.1

NEWS RELEASE for July 5, 2005 at 7:30 a.m. EDT

Contact:	Allen & Caron Inc.
	Michael Lucarelli (investors)	Brian Kennedy (media)
	212-691-8087	212-691-8087
	m.lucarelli@allencaron.com	brian@allencaron.com

DIGITAL ANGEL CORPORATION NAMES BARRY M. EDELSTEIN

TO BOARD OF DIRECTORS

Addition of Former Comcast Corporation Executive Increases Outside Directors to Four

SO. ST. PAUL, MN (July 5, 2005) … Digital Angel Corporation (AMEX:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, announced today it has named Barry M. Edelstein, a senior telecommunications executive and an attorney, to its Board of Directors, effective immediately. The appointment of Edelstein increases the total number of independent, outside directors to four and expands the board to seven members.

Edelstein, 42 years old,  a resident of Bryn Mawr, PA, worked for Philadelphia-based Comcast Corporation in various executive capacities from 1997-2002 after Comcast purchased Bala Cynwyd, PA-based GlobalCom Telecommunications Inc., which he co-founded.

“Barry has a track record of building and leading established as well as emerging businesses and has the kind of expertise that will make him a valuable addition to our board,” said Digital Angel Chief Executive Officer Kevin N. McGrath. “His diverse business background also includes leading national sales teams and developing comprehensive strategic, operational and financial plans of the scope we are developing at Digital Angel. He has also worked on marketing and branding strategies and we believe his counsel and leadership will be invaluable to Digital Angel as we grow nationally and internationally in the coming months.”

From 2000-2002, Edelstein was Vice President, Sales and Sales Operations for Comcast Business Communications Inc. where he managed the integration of Comcast Telecommunications Inc. with two other subsidiaries and led a team that oversaw the sales, marketing, customer care, billing operations and supplier management function of the company.

From 1997-2000 he was Vice President, Sales and Marketing for Comcast Telecommunications Inc., a provider of long distance, internet and private network services in the mid-Atlantic region of the U.S.  From 1992-1997 he was President and Founding Principal of GlobalCom Telecommunications,

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DIGITAL ANGELS NAMES EDELSTEIN TO BOARD

a regional reseller of long distance, private network and internet services which was sold to Comcast in June 1997.  Prior to that he was an associate at Rubin, Shapiro & Wiese, a Philadelphia law firm specializing in real estate and corporate commercial litigation.

Edelstein has a bachelor’s degree in business administration from Drexel University and received his law degree from Delaware Law School of Widner University, Delaware.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, humans, fish and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital Inc. (Nasdaq:ADSX). For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that the Company’s majority stockholder, Applied Digital Inc. owns 55.2% of the Company’s common stock; that new accounting pronouncements may impact the Company’s future results of operation; that the Company may continue to incur losses, that infringements by third parties on the Company’s intellectual property or development of substantially equivalent proprietary technology by the Company’s competitors could negatively affect the Company’s business; that domestic and foreign government regulation and other factors could impair the Company’s ability to develop and sell the Company’s products in certain markets; that the Company relies on sales to government contractors of its animal identification products, and any decline in the demand by these customers for the Company’s products could negatively affect the Company’s business; that the Company depends on a single production arrangement for its patented syringe-injectable microchips; that the Company depends on principal customers; that the Company competes with other companies and the products sold by the Company’s competitors could become more popular than the Company’s products or render the Company’s products as obsolete; that the Company’s earnings will decline if the Company must write-off goodwill and other intangible assets; that the exercise of options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock ;that currency exchange rate fluctuations could have an adverse effect on the Company’s sales and financial results; and that the Company depends on a small team of senior management and the Company may have difficulty attracting and retaining additional personnel. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2004.  Investors and stockholders are urged to read this document carefully.  The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections.  The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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